Exhibit 99.1

iSpecimen Announces Completion of Milestone 1 in Digital Transformation Journey with Salestack Platform

Woburn, MA – August 21, 2025 – iSpecimen Inc. (NASDAQ: ISPC), an online marketplace for human biospecimens, today announced the successful completion of Milestone 1 in its digital transformation program powered by Salestack Solutions. This critical achievement marks the installation of the Salestack platform and provisioning of modern infrastructure—laying the foundation for accelerated innovation, operational efficiency, and long-term scalability.

Milestone 1 focused on enhancing the legacy iSpecimen Marketplace® infrastructure with Salestack’s next-generation, cloud-native architecture, expected to deliver immediate value through:

●	Infrastructure-as-Code (IaC): built to be automated and a more secure and error-free infrastructure that replaces legacy manual processes.

●	Unified Storage & Workflows: Centralized, scalable code management for all projects and services, reducing silos and technical debt.

●	Future-Ready Foundation: One-click deployment, automated security, and seamless integration with AWS, GCP, and Azure.

With this installation complete, the iSpecimen Marketplace® now operates on a modernized digital backbone that is designed to ensure reliability, scalability, and faster time-to-market.

“The successful completion of Milestone 1 is a major step forward in iSpecimen’s mission to create the most efficient and secure marketplace in our industry,” said Robert Lim, CEO of iSpecimen. “By leveraging Salestack’s advanced platform, we are working to future-proof our systems, eliminating long-standing inefficiencies, and preparing for the next phases of integration, customization, and automation.”

The completion of Milestone 1 is expected to provide several immediate and long-term benefits significant to the Company:

1.	Improved Reliability: Resilient, multi-cloud architecture reduces risk of outages and downtime.

2.	Enhanced Security: Automated safeguards designed to eliminate vulnerabilities from manual provisioning.

3.	Accelerated Innovation: Development cycles are faster, enabling quicker delivery of features to customers and stakeholders.

This accomplishment positions iSpecimen to advance to Milestone 2 (Integration), which will focus on connecting all parts of the Company’s business to the Salestack platform to create end-to-end efficiency across operations, customer engagement, and data management.

“With Milestone 1 complete, we have implemented a robust and scalable platform that sets the stage for innovation,” continued Mr. Lim. “As we progress through the next milestones, we expect to unlock even greater efficiencies, enhance our marketplace capabilities, with the goal of creating significant long-term value for our shareholders, partners, and customers,” he concluded.

About iSpecimen

iSpecimen (Nasdaq: ISPC) offers an online marketplace for human biospecimens, connecting scientists in commercial and non-profit organizations with healthcare providers that have access to patients and specimens needed for medical discovery. Proprietary, cloud-based technology enables scientists to intuitively search for specimens and patients across a federated partner network of hospitals, labs, biobanks, blood centers and other healthcare organizations. For more information, please visit www.ispecimen.com.

Safe Harbor Statement

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to, statements concerning the development of our company. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The reader is cautioned not to rely on such forward-looking statements. Such forward-looking statements relate to future events or our future performance. In evaluating these forward-looking statements, you should consider various factors, including the uncertainty regarding future commercial success; the inability or difficulty to obtain planned benefits from the Company’s digital transformation program powered by Salestack Solutions; and risks and uncertainties associated with market conditions and the Company’s ability to meet future milestones with Salestack. These and other factors may cause our actual results to differ materially from any forward-looking statements. Forward-looking statements are only predictions and actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 14, 2025, as well as other SEC filings. Any forward-looking statements contained in this press release speak only as of the date hereof and, except as required by federal securities laws, iSpecimen specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contacts:

info@ispecimen.com